UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 7, 2012, GMX Resources Inc., an Oklahoma corporation (“GMXR”), entered into an exchange agreement with four holders of its 5.00% Convertible Senior Notes due 2013 (the “2013 Convertible Notes”). Pursuant to this agreement, as consideration for the surrender by the holders of $4,258,000 aggregate principal amount of the 2013 Convertible Notes, GMXR will issue to the holders an aggregate of 1,655,890 shares of GMXR common stock, par value $0.001 per share (the “Common Stock), along with cash consideration relating to accrued and unpaid interest. This issuance of the Common Stock is being effected pursuant to Section 3(a)(9) of the Securities Act of 1933, and accordingly such Common Stock is exempt from registration as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: March 8, 2012	By:	/s/ James A. Merrill
Name: James A. Merrill Title: Chief Financial Officer